UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 12, 2013 (Date of earliest event reported)
ImmuCell Corporation (Exact name of registrant as specified in its charter)

DE (State or other jurisdiction of incorporation)	001-12934 (Commission File Number)	01-0382980 (IRS Employer Identification Number)

56 Evergreen Drive Portland, Maine (Address of principal executive offices)		04103 (Zip Code)
207-878-2770 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07.  Submission of Matters to a Vote of Security Holders

The 2013 Annual Meeting of Stockholders of ImmuCell Corporation (the Company) was held at the Company’s office at 56 Evergreen Drive, Portland, Maine 04103 on Wednesday, June 12, 2013, at
8:00 a.m. Eastern Daylight Time, for the following purposes:

1.  To elect to one-year terms as Directors of the Company the nominees listed in the
     Company’s Proxy Statement dated April 18, 2013.

2.  To approve a nonbinding advisory resolution on the Company’s executive compensation program.

3.  To approve a nonbinding advisory resolution on the frequency of future nonbinding advisory resolutions on the Company’s executive compensation program.

4.  To ratify the Audit Committee’s selection of Baker Newman & Noyes LLC as independent auditors of the Company for 2013.

At the Annual Meeting, there were present in person or by proxy 2,652,244 shares of the Company’s common stock, representing 87.85% of the total outstanding eligible votes.  The final voting results for each proposal are as follows:

1. To elect to one-year terms as Directors of the Company the nominees listed in the Company’s Proxy Statement dated April 18, 2013:

	For	Withheld	Broker Non-Vote
Michael F. Brigham	1,094,281	27,708	1,530,255
Joseph H. Crabb	1,094,721	27,268	1,530,255
David S. Cunningham	1,094,022	27,967	1,530,255
William H. Maxwell	1,089,122	32,867	1,530,255
Linda Rhodes	1,095,522	26,467	1,530,255
Jonathan E. Rothschild	1,082,022	39,967	1,530,255
David S. Tomsche	1,080,189	41,800	1,530,255

2.  To approve a nonbinding advisory resolution on the Company’s executive compensation Program:

For	Against	Abstain	Broker non-votes
1,053,468	52,359	16,162	1,530,255

3.  To approve a nonbinding advisory resolution on the frequency of future nonbinding advisory resolutions on the Company’s executive compensation program:

1 Year	2 Years	3 Years	Abstain	Broker non-votes
1,035,169	16,768	47,235	22,817	1,530,255

4.  To ratify the Audit Committee’s selection of Baker Newman & Noyes LLC as independent auditors of the Company for 2013:

For	Against	Abstain
2,632,527	15,345	4,372

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 13, 2013	IMMUCELL CORPORATION By: /s/ Michael F. Brigham Michael F. Brigham President and CEO